UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

AMERICAN BATTERY MATERIALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41594	22-3956444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Putnam Ave. Suite 400

Greenwich, Connecticut 06830

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-998-7962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a)       Resignation of Directors.

Patrick J. White voluntarily resigned his position as a member of the Board of Directors (the “Board”) of American Battery Materials, Inc. (the “Company”) effective 22 May 2023. In connection with his decision, Mr. White advised that he had no disagreements with the Company. The Board expresses its gratitude to Mr. White for his many years of service to the Company and substantial contributions to the Board, and wishes him continued good fortune in his future endeavors.

In connection with Mr. White’s resignation, the Company issued to Mr. White three million (3,000,000) shares of Company common stock pursuant to the terms and conditions of a Resignation and Release Agreement (the “White Agreement”). The White Agreement also provided for, among other things, mutual releases and non-solicitation provisions, and representations and warranties typically associated with similar agreements. The foregoing description of the White Agreement does not purport to be complete, and is qualified in its entirety by reference to the White Agreement, a copy of which is attached and filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

John Edward Hentschel voluntarily resigned his position as a member of the Board effective 22 May 2023. In connection with his decision, Mr. Hentschel advised that he had no disagreements with the Company. The Board expresses its gratitude to Mr. Hentschel for his years of service to the Company, and wishes him the best in his future endeavors.

In connection with Mr. Hentschel’s resignation, the Company issued to Mr. Hentschel two million (2,000,000) shares of Company common stock pursuant to the terms and conditions of a Resignation and Release Agreement (the “Hentschel Agreement”). The Hentschel Agreement also provided for, among other things, mutual releases and non-solicitation provisions, and representations and warranties typically associated with similar agreements. The foregoing description of the Hentschel Agreement does not purport to be complete, and is qualified in its entirety by reference to the Hentschel Agreement, a copy of which is attached and filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

(d)       Appointment of Director.

Dylan Glenn became a member of the Board effective 22 May 2023 by unanimous vote of all other members of the Board. Mr. Glynn was appointed after a thorough review of the background, relevant experience, and professional and personal reputation of all other candidates. The Board conducted a search for nominees by considering recommendations from Board members and management of the Company.

Mr. Glenn, age 53, is a senior director at Eldridge Industries, a diversified holding company based in Greenwich, Connecticut, having joined the company in 2021. Prior to his tenure with Eldridge, Mr. Glenn was Chairman of Guggenheim KBBO Partners, Ltd., a Dubai based joint venture partnership between the KBBO Group and Guggenheim Partners. Prior to this role, Mr. Glenn was senior managing director of Guggenheim Partners, where he joined in 2005. Mr. Glenn also has experience in the government and regulatory space, having served as Deputy Chief of Staff to Georgia Governor Sonny Perdue. A native Georgian, Mr. Glenn was an unsuccessful nominee for U.S. Congress from his home state. He also served in the White House in Washington, D.C. as Special Assistant to President George W. Bush for Economic Policy from 2001-2003, having the honor of being a member of the National Economic Council team advising the President on various economic issues. Mr. Glenn also currently serves as a director of the George W. Bush Presidential Center; a Director of Intellicheck, Inc (IDN); a member of the Board of Managers of Stonebriar Commercial Finance; a Trustee of Davidson College (where he earned his B.A. degree); and, a Trustee of the Episcopal High School in Alexandria, Virginia.

In accordance with the Company’s Director Compensation Policy, which is described in Item 8.01, below, Mr. Glenn will receive a stock grant of five million (5,000,000) shares of Company common stock, of which (i) 1,666,667 shares are fully vested, fully earned, and non-assessable; (ii) 1,666,667 shares will be fully vested, fully earned, and non-assessable after 12-months provided that Mr. Glenn is then serving as a member of the Board; and, (iii) the remaining 1,666,666 shares will be fully vested, fully earned, and non-assessable after another 12-months provided that Mr. Glenn is then serving as a member of the Board.

There are no arrangements or understandings between Mr. Glenn and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Glenn and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 8.01	OTHER EVENTS

The Board has approved and adopted a revised Director Compensation Policy (the “Policy”), a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference herein. Under the Policy, the Company’s directors will be compensated for service on the Board as follows, which summary does not purport to be complete, and is qualified in its entirety by reference to the attached copy of the Policy:

Equity Grants

Each of the Company’s directors will receive an equity grant of five million (5,000,000) shares of Company common stock, of which (i) 1,666,667 shares will fully vested, fully earned, and non-assessable; (ii) 1,666,667 shares will be fully vested, fully earned, and non-assessable after 12-months provided that the director is then serving as a member of the Board; and, (iii) the remaining 1,666,666 shares will be fully vested, fully earned, and non-assessable after another 12-months provided that the director is then serving as a member of the Board. All unvested equity awards will terminate and be forfeited if the director is not serving as a director at the time of the vesting date. The fair market value of the equity grant will be based on the market price of the Company’s common stock at the time of vesting of the respective shares.

Cash Grants

The Company will currently not provide any cash compensation or grants to directors for their membership on and service to the Board. The Board will review this policy from time-to-time and, in its discretion, may decide to pay cash grants to members of the Board.

Expenses

The Company will continue to reimburse directors for their travel, lodging and other reasonable expenses incurred in attending meetings of Board and committees of the Board.

Agreement

Each director will be required to sign a Director Stock Grant Agreement (the “Grant Agreement”), which incorporates the above terms, as well as additional provisions, including, without limitation, (i) non-transferability of shares prior to vesting; (ii) no right to continued service as a member of the Board; and, (iii) shares are subject to stock splits and the closing of any merger or similar transaction resulting in the issuance of shares of stock or other consideration in exchange for the shares of Company common stock. The foregoing description of the Grant Agreement does not purport to be complete, and is qualified in its entirety by reference to the Grant Agreement, a copy of which is attached and filed as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	White Agreement
10.2	Hentschel Agreement
10.3	Director Compensation Policy
10.4	Grant Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 26 May 2023	BOXSCORE BRANDS, INC.

	BY:	/S/ SEBASTIAN LUX
Sebastian Lux,
Co-Chief Executive Officer